    As filed with the Securities and Exchange Commission on August 5, 1999.
                                                      Registration No. 333-77153
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------
                                 POST EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                 ---------------

                             INTERNET AMERICA, INC.
             (Exact name of registrant as specified in its charter)

            Texas                                      86-0778979
(State or other jurisdiction of         (I.R.S. employer identification number)
 incorporation or organization)

                                One Dallas Centre
                           350 N. St. Paul, Suite 3000
                               Dallas, Texas 75201
                    (Address of principal executive offices)

                                 ---------------

                             INTERNET AMERICA, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                                 ---------------

                                MICHAEL T. MAPLES
                                One Dallas Centre
                           350 N. St. Paul, Suite 3000
                               Dallas, Texas 75201
          (Name and address of agent for service of agent for service)

                                 (214) 861-2500
                     (Telephone number, including area code,
                              of agent for service)

                                ----------------

                                    COPY TO:
                               RICHARD F. DAHLSON
                              Jackson Walker L.L.P.
                                 901 Main Street
                                   Suite 6000
                               Dallas, Texas 75202

         By this Post-Effective Amendment No. 1 to the Company's Form S-8 initially filed on April 28, 1999 (file no. 333-77153), the Company deregisters any and all interests in the Company's Employee Stock Purchase Plan (the "Plan"). The Company does not deregister any of the shares issued or to be issued pursuant to the provisions of the Plan.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 3rd day of August, 1999.

                              INTERNET AMERICA, INC.



                              By:        /s/ James T. Chaney
                                 ----------------------------------------------
                                  James T. Chaney, Vice President, Chief
                                  Financial Officer, Secretary and Treasurer
                                  (Principal Accounting and Financial Officer)

Signature                             Title                                           Date
---------                             -----                                           ----
 /s/ Michael T. Maples*               Chief Executive Officer,                        August 5, 1999
---------------------------------     President and Director
Michael T. Maples                     (Principal Executive Officer)



 /s/ James T. Chaney                  Chief Financial Officer, Vice                   August 5, 1999
---------------------------------     President, Secretary and Treasurer
James T. Chaney                       (Principal Financial and Accounting
                                      Officer)



 /s/ William O. Hunt*                 Chairman of the Board                           August 5, 1999
---------------------------------
William O. Hunt



 /s/ Douglas G. Sheldon*              Director                                        August 5, 1999
---------------------------------
Douglas G. Sheldon



 /s/ Jack T. Smith*                   Director                                        August 5, 1999
---------------------------------
Jack T. Smith



 /s/ Gary L. Corona*                  Director                                        August 5, 1999
---------------------------------
Gary L. Corona




---------------------
* Signed on behalf of such person by a James T. Chaney pursuant to a power of attorney granted on April 28, 1999.